Exhibit 99.1

VASCO Announces Acquisition of Cronto (United Kingdom)

Cronto offers a patented visual transaction signing solution for financial sector; Acquisition provides technology for VASCO’s core banking market and MYDIGIPASS.COM; Strengthens VASCO’s innovation initiatives

OAKBROOK TERRACE, Ill., and ZURICH, Switzerland, May 20, 2013—VASCO Data Security International, Inc. (NASDAQ: VDSI), (www.vasco.com ), a leading software security company specializing in authentication products and services, today announced its acquisition of Cronto, of Cambridge (UK), a provider of secure visual transaction authentication solutions for online banking (www.cronto.com ). VASCO acquired all of the stock of Cronto in exchange for an initial cash consideration of Euro 15 million and contingent cash consideration in the form of an earn-out of up to a maximum of Euro 2 million (combined, approximately $21.9 million using the exchange rate of 1.29).

The acquisition was financed from VASCO’s existing cash balances. The acquisition is expected to be dilutive in 2013, due in large part to the amortization of purchased intangible assets. The acquisition is expected to be accretive in 2014.

Cronto was founded in 2005 as a University of Cambridge spin-out and is the market leader in the field of secure visual transaction authentication and signature solutions for online banking applications. The CrontoSign solution (also known as photoTAN) has been chosen to secure transactions of customers of leading German and Swiss banks such as Commerzbank AG and Raiffeisen Switzerland.

Cronto’s patented CrontoSign technology is a simple, user friendly and effective way to withstand even very sophisticated attacks by Trojan malware, targeting online banking services. CrontoSign protects against such attacks as it allows the bank to establish a secure optical communication channel with the client. Account holders can simply “scan” a CrontoSign image displayed on their bank’s website and verify the details of the payment on a trusted display. They can choose between the CrontoSign mobile application or a dedicated CrontoSign hardware device.

VASCO will add the patented CrontoSign products to its offerings for the global banking market. In a later phase, VASCO anticipates that Cronto’s products will be integrated into MYDIGIPASS.COM, VASCO’s strong authentication platform to secure the consumers’ online applications/accounts.

VASCO expects that Cronto will contribute greatly to VASCO’s future innovation efforts, due to its knowledge and expertise in advanced statistical data analysis and machine learning algorithms that underpins high speed and reliability of image based transactions and due to its close ties with the University of Cambridge.

“The acquisition of Cronto is a strong example of VASCO investing in its future growth,” states T. Kendall Hunt, VASCO’s Chairman and CEO. “Through our make-or-buy strategy for new technologies, we will keep scanning the market for suitable companies to join VASCO. Today, we would like to welcome Cronto’s management and staff into the VASCO family.”

“Our objectives are to reinforce our leadership position in the banking authentication market and to become a successful business-to-consumer authentication services provider. The acquisition of Cronto is a significant step forward in helping us achieve both objectives,” says Jan Valcke, VASCO’s President and COO. “Cronto adds important innovative authentication technology to VASCO’s technology portfolio, traditionally a point of attention for a market driven company like VASCO.”

“CrontoSign helps to bring trust in the online environment and to protect against Man-in-the-Browser and social engineering attacks. It is also highly accepted by the end users due to the simplicity of its operations, delivering the secure “What you see is what you sign (WYSIWYS)” experience at one touch of a button.” said Igor Drokov, CEO and co-founder of Cronto. “Joining forces with VASCO will allow us to leverage their leading position in the global authentication & security market bringing this and future products to new customers and new applications worldwide.”

Dr. Elena Punskaya, Cronto’s co-founder and CTO added: “The combination of the experience and R&D capacity will allow Cronto and VASCO to continue to identify new opportunities and implement the market vision, taking advantage of Cronto’s position in Cambridge, UK – an undisputed centre in the global innovation landscape.”

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, among other things, our expectations regarding the DigiNotar bankruptcy process and our ability to recover related amounts held in escrow, as well as the prospects of, and developments and business strategies for VASCO and our operations, including the development and marketing of certain new products and the anticipated future growth in certain markets in which we currently market and sell our products or anticipate selling and marketing our products in the future. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. Although VASCO believes that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2012 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com